IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	October 26, 2007

$403,175,200 (Approximate) GSR Mortgage Loan Trust 2007-OA2 GS Mortgage Securities Corp., Depositor Mortgage Pass-Through Certificates, Series 2007-OA2

Description of the Offered Certificates:

Certificates	Group	Approximate Certificate Balance(1)	Expected Ratings (Moody’s/S&P)	Expected Credit Enhancement Percentage(2)	Approximate Initial Certificate Rate
1A1	1	$186,326,000	Aaa/AAA	31.08%	6.50000%(6)
2A1	2	$105,399,000	Aaa/AAA	31.08%	6.50000%(6)
A2(3)	1 and 2	$72,931,000	Aaa/AAA	13.85%	6.50000%
1X(4)	1	$232,907,000	Aaa/AAA		0.61807%
2X(5)	2	$131,749,000	Aaa/AAA		0.47092%
B1	1 and 2	$9,736,000	Aa1/AA+	11.55%	7.06491%(7)
B2	1 and 2	$8,677,000	Aa2/AA	9.50%	7.06491%(7)
B3	1 and 2	$5,291,000	Aa3/AA	8.25%	7.06491%(7)
B4	1 and 2	$8,677,000	A2/A+	6.20%	7.06491%(7)
B5	1 and 2	$6,138,000	Baa1/BBB	4.75%	7.06491%(7)
R	1	$100	NR/AAA	13.85%	7.11807%(8)
RC	1	$100	NR/AAA	13.85%	7.11807%(8)

Description of the Non-Offered Certificates:

Certificates	Group	Approximate Certificate Balance(1)	Expected Ratings (Moody’s/S&P)	Expected Credit Enhancement Percentage(2)	Approximate Initial Certificate Rate
B6	1 and 2	$9,312,000	Ba2/NR	2.55%	7.06491%(7)
B7	1 and 2	$2,328,000	B2/NR	2.00%	7.06491%(7)
B8	1 and 2	$8,466,028	NR/NR	0.00%	7.06491%(7)

1.
The Certificate Balances are based on scheduled balances of the mortgage loans as of the Cut-Off Date, and are subject to +/- 10% variance in the aggregate. The Certificate Balances of the Class 1X and Class 2X Certificates represent the notional balances of the Class 1X-IO and Class 2X-IO Components, the interest-only components of each such class of certificates. See (4) and (5) below for a description of these Certificates.

2.	The Credit Enhancement Percentages are subject to a +/- 0.50% variance.
3.
Solely for the purposes of calculating distributions of principal and interest and the allocation of losses realized on mortgage loans, the Class A2 Certificates will be deemed to comprise two components: the Class 1A2 Component and the Class 2A2 Component. Holders of the Class A2 Certificates may not transfer the components separately. The total Certificate Balance of the Class A2 Certificates will equal approximately $72,931,000, or the sum of (i) $46,581,000, the approximate principal balance of the Class 1A2 Component and (ii) $26,350,000, the approximate principal balance of the Class 2A2 Component. The Certificate Rate for the Class 1A2 Component will equal the Certificate Rate of the Class 1A1 Certificates. The Certificate Rate of the Class 2A2 Component will equal the Certificate Rate of the Class 2A1 Certificates. The Certificate Rate of the Class A2 Certificates will equal the weighted average of the Certificate Rates of the Class 1A2 and Class 2A2 Components, weighted on the basis of each Component’s principal balance.

4.
Solely for the purposes of calculating distributions of principal and interest and the allocation of losses realized on mortgage loans, the Class 1X Certificates will be deemed to comprise two components: the Class 1X-IO Component, an interest-only component, and the Class 1X-PO Component, a principal-and-interest component. For the purpose of calculating interest payments on the Class 1X-IO Component, interest accrues on the Class 1X-IO notional amount, which as of any date of determination is equal to the sum of (i) the aggregate Certificate Balance of the Class 1A1 Certificates and (ii) the principal balance of the Class 1A2 Component. The Certificate Rate for the Class 1X-IO Component will be 0.61807%. The principal balance of the Class 1X-PO Component will initially equal zero and will increase in accordance with the amount of net deferred interest allocated to the Class 1X Certificates. The Certificate Rate of the Class 1X-PO Component will equal the weighted average of the net Mortgage Interest Rates of the Group 1 Mortgage Loans.

5.
Solely for the purposes of calculating distributions of principal and interest and the allocation of losses realized on mortgage loans, the Class 2X Certificates will be deemed to comprise two components: the Class 2X-IO Component, an interest-only component, and the Class 2X-PO Component, a principal-and-interest component. For the purpose of calculating interest payments on the Class 2X-IO Component, interest accrues on the Class 2X-IO notional amount, which as of any date of determination is equal to the sum of (i) the aggregate Certificate Balance of the Class 2A1 Certificates and (ii) the principal balance of the Class 2A2 Component. The Certificate Rate for the Class 2X-IO Component will be 0.47092%. The principal balance of the Class 2X-PO Component will initially equal zero and will increase in accordance with the amount of net deferred interest allocated to the Class 2X Certificates. The Certificate Rate of the Class 2X-PO Component will equal the weighted average of the net Mortgage Interest Rates of the Group 2 Mortgage Loans.

6.
The Certificate Rate for the Class 1A1 Certificates will equal the weighted average of the net Mortgage Interest Rates of the Group 1 Mortgage Loans, minus the Certificate Rate of the Class 1X-IO Component. The Certificate Rate for the Class 2A1 Certificates will equal the weighted average of the net Mortgage Interest Rates of the Group 2 Mortgage Loans, minus the Certificate Rate of the Class 2X-IO Component.

7.
The Certificate Rate for the Class B1, Class B2, Class B3, Class B4, Class B5, Class B6, Class B7 and Class B8 Certificates will equal the weighted average of the weighted average net Mortgage Interest Rates of the Group 1 and Group 2 Mortgage Loans weighted on the basis of the related group subordinate amount.

8.	The Certificate Rate for the Class R and Class RC Certificates will equal the weighted average of the net Mortgage Interest Rates of the Group 1 Mortgage Loans.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	October 26, 2007

Collateral Description (1)(2)

	Group 1	Group 2	Aggregate
Aggregate Principal Balance:	$270,351,691	$152,929,537	$423,281,229
Average Loan Balance:	$242,251	$568,511	$305,618
Number of Loans:	1,116	269	1,385
Weighted Average Remaining Term to Maturity:	355	358	356
Weighted Average Gross WAC:	7.533%	7.375%	7.476%
Weighted Average Net WAC:	7.118%	6.971%	7.065%
Weighted Average Maximum Rate:	10.296%	10.731%	10.453%
Weighted Average Gross Margin:	2.289%	2.428%	2.339%
Weighted Average Months to Rate Adjustment	55	53	54
Option ARM Percent:	0.33%	4.66%	1.89%
Hybrid Option ARM Percent:	99.67%	95.34%	98.11%
Negative Amortization Limit = 110%:	3.07%	13.05%	6.67%
Negative Amortization Limit = 115%:	96.93%	86.95%	93.33%
Negative Amortization Limit = 125%:	0.00%	0.00%	0.00%
Prepayment Charges Percent:	60.77%	62.70%	61.47%
MTA Indexed Percent:	71.01%	66.41%	69.35%
1 Month-LIBOR Indexed Percent:	8.00%	5.71%	7.17%
6 Month-LIBOR Indexed Percent:	17.20%	26.98%	20.73%
1 Year-LIBOR Indexed Percent:	3.79%	0.90%	2.75%
Non-Zero Weighted Average FICO:	699	712	703
Cash Out Refinance Percent:	46.06%	50.10%	47.52%
California Percent:	27.03%	65.10%	40.79%
Primary Residence Percent:	69.65%	86.96%	75.90%
Single Family and PUD Percent:	68.34%	83.61%	73.86%
Investor Property:	24.25%	9.63%	18.96%
Single Largest Zip Code Percent:	0.64%	1.47%	0.53%
Largest Individual Loan Balance:	$743,515	$1,515,191	$1,515,191
Weighted Original Loan-to-Value Ratio:	78.25%	74.77%	76.99%
Weighted Combined Loan-to-Value Ratio(3):	82.43%	79.53%	81.38%
Final Maturity Date:	5/1/2047	5/1/2047	5/1/2047

1.	Using the data as of the Cut-Off Date of October 1, 2007.
2.	Numbers may not add up to 100% due to rounding.
3.	Includes silent seconds.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	October 26, 2007

Time Table

Cut-Off Date:	October 1, 2007

Settlement Date:	October 29, 2007

Distribution Date:	25th of each month or the next business day

First Distribution Date:	November 26, 2007

Rated Final Distribution Date:	June 25, 2047

Features of the Transaction

■	Offering consists of certificates totaling approximately $403,175,200 of which approximately $364,656,000 are expected to be rated AAA/Aaa by S&P and Moody’s.

■
The expected amount of credit support for the Class 1A1 and Class 2A1 Certificates will be approximately 31.08% for each class. The expected amount of credit support for the Class A2 Certificates will be approximately 13.85%. The expected amount of credit support for the Class B1 Certificates will be approximately 11.55%. The expected amount of credit support for the Class B2 Certificates will be approximately 9.50%. The expected amount of credit support for the Class B3 Certificates will be approximately 8.25%. The expected amount of credit support for the Class B4 Certificates will be approximately 6.20%. The expected amount of credit support for the Class B5 Certificates will be approximately 4.75%.

■
The mortgage pool will consist of (a) approximately 98.11% hybrid payment-option adjustable-rate mortgage loans with a negative amortization feature and (b) approximately 1.89% payment-option adjustable-rate mortgage loans with a negative amortization feature, in each case secured by first liens on fee simple interests in one- to four-family residential real properties set to mature within 30-40 years of the date the applicable mortgage loan was originated.

Structure of the Certificates

Distributions on the Senior Certificates will generally be based on payments received or advanced on the mortgage loans in the related loan group. Distributions on the Subordinate Certificates will be based on payments received or advanced on the mortgage loans in both loan groups. The Subordinate Certificates will be entitled to principal prepayments subject to the conditions as described in the shifting interest section below. Credit support for the transaction is in the form of a senior/subordinated, shifting interest structure. The Class B Certificates (the “Subordinate Certificates”) will be subordinate in the right to receive payments of principal and interest with respect to the Senior Certificates and, therefore, will provide credit protection to the Class 1A1 and Class 1X Certificates and Class 1A2 Component (the “Group 1 Senior Certificates”) and the Class 2A1 and Class 2X Certificates and Class 2A2 Component (the “Group 2 Senior Certificates,” and together with the Group 1 Senior Certificates, the “Senior Certificates”). The Senior Certificates, together with the Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates (together, the “Offered Subordinate Certificates”) and the Class R and Class RC Certificates, will be called the “Offered Certificates.” The Class B6, Class B7, and Class B8 Certificates will be called the “Non-Offered Certificates.” Furthermore, the Class 1A1 and Class 2A1 Certificates will each be “Super Senior Certificates,” and will be entitled to additional credit support from the related component of the Class A2 Certificates: the Class 1A1 Certificates will be entitled to support from the Class 1A2 Component, and the Class 2A1 Certificates will be entitled to support from the Class 2A2 Component. The Class A2 Certificates will be “Senior Support Certificates,” and, as the components of such Senior Support Certificates, the Class 1A2 and Class 2A2 Components will be “Senior Support Components.” Principal losses on the related loans that would otherwise be allocated to the related Super Senior Certificates will instead be allocated to the related Senior Support Components (in addition to losses otherwise allocable to such Senior Support Components) until the certificate balance of such Senior Support Component is reduced to zero.

If on any Distribution Date there is a shortfall in the funds needed to make all payments to certificate-holders, the related Senior Certificates will receive distributions of interest and principal before the Subordinate Certificates are entitled to receive distributions of interest and principal and the Subordinate Certificates will receive their pro rata share of the distributions in order of their seniority, beginning with the Class B1 Certificates and then sequentially to the Class B2, Class B3, Class B4, Class B5, Class B6, Class B7 and Class B8 Certificates, in that order.

Shifting Interest Offered Certificates

Unless the aggregate class principal balance of the Subordinate Certificates has reached a certain level relative to the Senior Certificates, the Senior Certificates will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all principal prepayments on the mortgage loans in the related collateral group until the 10th anniversary of the First Distribution Date (i.e., the Distribution Date in November 2017), subject to certain exceptions described below. On that date and thereafter, the Senior Certificates will generally receive their pro rata share of scheduled principal payments and a disproportionately large, but decreasing, share of principal prepayments on the mortgage loans in the related collateral group. This will result in a faster rate of return of principal to the Senior Certificates than would occur if the Senior Certificates and the Subordinate Certificates received all such payments pro rata, and increases the likelihood that holders of the Senior Certificates will be paid the full amount of principal to which they are entitled. The prepayment percentages on the Subordinate Certificates are as follows:

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	October 26, 2007

Distribution Date	Percentage
November 2007 - October 2017	0%
November 2017 - October 2018	30%
November 2018 - October 2019	40%
November 2019 - October 2020	60%
November 2020 - October 2021	80%
November 2021 and after	100%

There are important exceptions to the calculations of the prepayment percentages on the Certificates as described above:

If before the Distribution Date in November 2010 (i) the combined Subordinate Percentage for both loan groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of realized losses realized on the Mortgage Loans in both loan groups is less than or equal to 10% of the initial aggregate Class Principal Balance of the Subordinate Certificates, then the prepayment percentage on the Senior Certificates for each loan group for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for that Distribution Date.

If on or after the Distribution Date in November 2010, (i) the combined Subordinate Percentage for both Loan Groups for such Distribution Date is greater than or equal to twice that percentage as of the Closing Date and (ii) the aggregate amount of realized losses realized on the Mortgage Loans in both loan groups is less than or equal to 15% of the initial aggregate Class Principal Balance of the Subordinate Certificates, then the prepayment percentage on the Senior Certificates for each loan group for such Distribution Date will equal the Senior Percentage for such Loan Group.

If the Delinquency/Loss Test (defined below) is satisfied as any Distribution Date, the prepayment percentage on the Senior Certificates for each loan group for that Distribution Date will be 100%.

If the Senior Percentage for any loan group on any Distribution Date exceeds the initial Senior Percentage as of the Closing Date, the prepayment percentage on the Senior Certificates for each loan group for that Distribution Date will be 100%.

Priority of Distributions for the Certificates

1.	Concurrently, payment of accrued and unpaid interest, except as provided under “Negative Amortization” below, pro rata, to the holders of the Senior Certificates for each respective group.
2.
Payment of principal to the holders of the related Senior Certificates, in an amount up to the related group’s senior principal distribution amount. For the Group 1 Senior Certificates, payment of principal will be made first to the Class R and then to the Class RC Certificates, then pro rata to the Class 1A1 Certificates and Class 1A2 Component, until the class principal balance of each such class or component has been reduced to zero, and then to the Class 1X-PO Component, if such Component has accrued a principal balance. For the Group 2 Senior Certificates, payment of principal will be made pro rata to the Class 2A1 Certificates and Class 2A2 Component, until the principal balance of each such Certificate or component has been reduced to zero, and then to the Class 2X-PO Component, if such component has accrued a principal balance.

3.
Payment of accrued and unpaid interest, except as provided under “Negative Amortization” below, and each class’s pro rata share of the Subordinate Principal Distribution Amount, to each class of Subordinate Certificates in the order of their seniority, beginning with the Class B1 Certificates and then sequentially to the Class B2, Class B3, Class B4, Class B5, Class B6, Class B7 and Class B8 Certificates, in that order.

4.
At such time as all Certificates have been paid in full and all related realized losses previously allocated have been reimbursed in full (unless the allocation of realized losses has reduced any class of those Certificates to zero on a previous Distribution Date, in which case no amounts will be reimbursed to that class), all remaining amounts to the Class RC Certificates, if allocable to the related REMIC.

5.	All remaining amounts to the Class R Certificates.

Allocation of Realized Losses

Losses on the mortgage loans realized during any calendar month will be allocated on each Distribution Date to reduce the Certificate Balances of the Subordinate Certificates in reverse order of seniority, in each case until the Certificate Balance of each such class has been reduced to zero. If the Certificate Balances of all of the Subordinate Certificates have been reduced to zero, further realized losses on the mortgage loans would be allocated pro rata to the Senior Certificates related to the loan group in which such realized losses occurred based on their outstanding Certificate Balances, in each case until the Certificate Balance of such class of certificates has been reduced to zero. However, principal losses on the underlying loans that would otherwise be allocated to the Super Senior Certificates will instead be allocated to the related Senior Support Components until the principal balance of such Senior Support Components is reduced to zero. Losses that would otherwise be allocated to the Class 1A1 Certificates will first be allocated to the Class 1A2 Component (in addition to losses otherwise allocable thereto) until the principal balance of the Class 1A2 Component is reduced to zero. Losses that would otherwise be allocated to the Class 2A1 Certificates will first be allocated to the Class 2A2 Component (in addition to losses otherwise allocable thereto) until the principal balance of the Class 2A2 Component is reduced to zero. Write-downs on the Class A2 Certificates will equal the sum of write-downs on the Class 1A2 and Class 2A2 Components.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	October 26, 2007

Negative Amortization

Since all of the mortgage loans are subject to negative amortization, the certificates are subject to increases in their Certificate Balances. However, the amount of negative amortization that occurs in each period for each loan group will be offset by principal prepayments on the mortgage loans for each applicable loan group. Any negative amortization for each loan group that is not offset by principal prepayments (“Net Deferred Interest”) for each respective loan group will be allocated as follows:

The Senior Percentage of Net Deferred Interest for Group 1 and any period will be allocated first to the Class 1X Certificates (by increasing the principal balance of the Class 1X-PO Component) to the extent of interest otherwise accrued on such class for that period.

The Senior Percentage of Net Deferred Interest for Group 2 and any period will be allocated first to the Class 2X Certificates (by increasing the principal balance of the Class 2X-PO Component) to the extent of interest otherwise accrued on such class for that period.

The Senior Percentage of Net Deferred Interest remaining after the allocations to the Class 1X and Class 2X Certificates as described above will be allocated to the related Senior Certificates, other than the Class 1X and Class 2X Certificates, pro rata, based on the amount of interest otherwise accrued on such classes for the related period.

The Subordinate Percentage of Net Deferred Interest for each loan group will be allocated to the Subordinate Certificates pro rata, based on the amount of interest otherwise accrued on such classes for the related period.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	October 26, 2007

Key Terms

Issuer:	GSR Mortgage Loan Trust 2007-OA2
Depositor:	GS Mortgage Securities Corp.
Significant Originators:
Originators that originated 10% or more by principal balance of the mortgage loans include Residential Funding Company, LLC (“RFC”) and Quicken Loans Corp (“Quicken”), and certain other mortgage loan originators under the Goldman Sachs Mortgage Conduit.

Significant Servicers:	Servicers that may subservice 10% or more by principal balance of the mortgage loans include Avelo Mortgage, LLC (“Avelo”) and RFC.
Master Servicer:	Wells Fargo Bank, N.A.
Securities Administrator:	Wells Fargo Bank, N.A.
Trustee:	Deutsche Bank National Trust Company
Rating Agencies:	Moody’s, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“S&P”)
Type of Issuance:	Public for all the Offered Certificates
Servicer Advancing:	The servicer is obligated to advance delinquent mortgagor payments through the date of liquidation of an REO property to the extent that such advances are deemed recoverable.
Compensating Interest:
When mortgagors make full or partial prepayments, they need not pay a full month’s interest. Instead, they are required to pay interest only to the date of the prepayment. Under the terms of the applicable servicing agreement, the servicer or successor servicer has agreed to pay compensating interest on any Distribution Date in an amount equal to the amount required to cause the trust fund to receive a full month’s interest on any voluntary principal prepayments received during the applicable one-month period related to that Distribution Date; provided, however, any compensating interest payment by the servicer related to any Distribution Date shall not exceed (i) with respect to Avelo, one-half of its servicing fee for such Distribution Date and (ii) with respect to RFC, its servicing fee for such Distribution Date. Neither the servicer nor any successor servicer will pay compensating interest for any shortfalls caused by the application of the Servicemembers Civil Relief Act, as amended, or any comparable state or local statute. As a result, interest shortfalls on the certificates related to the applicable loan group may occur.

Delinquency/Loss Test
The test as to whether, for any Distribution Date, (i) the aggregate delinquencies of 60 or more days on the mortgage loans in both loan groups (including loans in bankruptcy, foreclosure and REO) averaged over the prior 3 months exceed 30% of the aggregate principal balance of the Subordinate Certificates, or (ii) cumulative realized losses on the mortgage loans as of the Distribution Dates prior to November 2018, November 2019, November 2020, November 2021 and each November thereafter, exceed 15%, 20%, 20%, 20% and 25%, respectively, of the aggregate initial Class Principal Balance of the Subordinate Certificates.

Interest Accrual:	The interest accrual period for the Certificates is calculated on a 30/360 basis and is the calendar month preceding the month of each Distribution Date.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	October 26, 2007

Group 1 Mortgage Loans:
As of the Cut-Off Date, the Group 1 Mortgage Loans consist of 99.67% hybrid payment-option ARMs and 0.33% payment-option ARMs secured by one- to four-family residential properties. Approximately 8.00% of the Group 1 Mortgage Loans are indexed to One-Month LIBOR, approximately 3.79% of the Group 1 Mortgage Loans are indexed to One-Year LIBOR, approximately 17.20% of the Group 1 Mortgage Loans are indexed to Six-Month LIBOR, and approximately 71.01% of the Group 1 Mortgage Loans are indexed to One-Month MTA. The mortgage interest rates of the hybrid payment-option ARMs adjust according to their index following the initial 5-Year or 7-Year fixed-rate period. Of the hybrid payment-option ARMs, approximately 78.94% will adjust monthly (indexed to the One-Month LIBOR or One-Month MTA), approximately 17.25% will adjust every six months (indexed to the Six-Month LIBOR) and approximately 3.80% will adjust yearly (indexed to the One-Year LIBOR). After the initial fixed-rate period, the Mortgage Interest Rates will adjust to their respective indices plus their Gross Margins. Approximately 96.93% of the Group 1 Mortgage Loans allow for negative amortization up to a limit of 115% of the original principal balance of the loans, and approximately 3.07% of the Group 1 Mortgage Loans allow for negative amortization up to a limit of 110% of the original principal balance of the loans.

Group 2 Mortgage Loans:
As of the Cut-Off Date, the Group 2 Mortgage Loans consist of 95.34% hybrid payment-option ARMs and 4.66% payment-option ARMs secured by one- to four-family residential properties. Approximately 5.71% of the Group 2 Mortgage Loans are indexed to One-Month LIBOR, approximately 0.90% of the Group 2 Mortgage Loans are indexed to One-Year LIBOR, approximately 26.98% of the Group 2 Mortgage Loans are indexed to Six-Month LIBOR, and approximately 66.41% of the Group 2 Mortgage Loans are indexed to One-Month MTA. The mortgage interest rates of the hybrid payment-option ARMs adjust according to their index following the initial 5-Year or 7-Year fixed-rate period. Of the hybrid payment-option ARMs, approximately 70.75% will adjust monthly (indexed to the One-Month LIBOR or One-Month MTA), approximately 28.30% will adjust every six months (indexed to the Six-Month LIBOR) and approximately 0.95% will adjust yearly (indexed to the One-Year LIBOR). After the initial fixed-rate period, the Mortgage Interest Rates will adjust to their respective indices plus their Gross Margins. Approximately 86.95% of the Group 2 Mortgage Loans allow for negative amortization up to a limit of 115% of the original principal balance of the loans, and approximately 13.05% of the Group 2 Mortgage Loans allow for negative amortization up to a limit of 110% of the original principal balance of the loans.

Senior Percentage
For any Distribution Date and for each loan group, the lesser of (a) 100% and (b) the sum of the Certificate Balances (immediately before such Distribution Date) of the Senior Certificates related to such loan group, divided by the aggregate scheduled principal balance of the mortgage loans in such loan group as of the due date in the prior calendar month, after giving effect to the scheduled payments due on that due date (whether or not received).The Senior Percentage as of the Closing Date will be approximately 86.15% for each loan group.

Subordinate Percentage	For any Distribution Date and for each loan group, 100% minus the related Senior Percentage. The Subordinate Percentage as of the Closing Date will be approximately 13.85% for each loan group.
Expense Fee Rate:
The “Expense Fee Rate” is comprised of primary servicing fees of 0.375% for all loans and master servicing fees of 0.05% with respect to approximately 71.90% of the mortgage loans (approximately 80.06% of Group 1 Mortgage Loans and approximately 57.48% of the Group 2 Mortgage Loans). The weighted average Expense Fee Rate of the Group 1 Mortgage Loans will be equal to approximately 0.415%. The weighted average Expense Fee Rate of the Group 2 Mortgage Loans will be equal to approximately 0.404%. The weighted average Expense Fee Rate of all Mortgage Loans will be equal to approximately 0.411%

Clean Up Call:	10% of the Cut-Off Date principal balance of the Mortgage Loans.
Tax Treatment:	It is anticipated that the Offered Certificates, other than the Class R and Class RC Certificates, will be treated as REMIC regular interests for tax purposes.
ERISA Eligibility:
The Super Senior Certificates are expected to be ERISA eligible. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

SMMEA Eligibility:	The Senior Certificates, as well as the Class B1, Class B2 and Class B3 Certificates, are expected to constitute “mortgage related securities” for purposes of SMMEA.
Minimum Denomination:	$25,000 for the Senior Certificates (other than the Class 1X and Class 2X Certificates), $1,000,000 for the Class 1X and Class 2X Certificates and $100,000 for the Offered Subordinate Certificates.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

Structural and Collateral Term Sheet	October 26, 2007

Delivery:	DTC

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.